UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 31, 2005

Date of Report (Date of earliest
event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8480 East Orchard Road, Suite 6600, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 566-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                  Other Events.

HyperSpace Communications to hold meetings with broker/dealer community. On May 31, 2005 HyperSpace Communications management will meet with members of the broker/dealer community in New York, New York to discuss the proposed merger with MPC Computers, LLC. A copy of the presentation by HyperSpace Communications, Inc. is being furnished as Exhibit 99.1 and will be available on the company’s website starting the morning of May 31, 2005.

HyperSpace Communications to Friedman Billings Ramsey’s 9th Annual Growth Investor Conference.  On June 1, 2005, HyperSpace Communications, Inc. will present at the Friedman Billings Ramsey’s 9th Annual Growth Investor Conference in New York, New York.  A copy of the presentation presented by HyperSpace Communications, Inc. is being furnished as Exhibit 99.1 and will be available on the company’s website starting the morning of May 31, 2005. The presentation will be webcast. A link to the webcast will be available on the company’s website.

Item 9.01.                  Financial Statements and Exhibits.

(c) Exhibits

99.1                        Presentation by HyperSpace Communications, Inc. presented during May 31, 2005 meetings in New York, New York and at the Friedman Billings Ramsey’s 9th Annual Growth Investor Conference, June 1, 2005 in New York, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Dated: May 31, 2005	By:	/s/ Mark Pougnet
Mark Pougnet Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Presentation by HyperSpace Communications, Inc. presented during May 31, 2005 meetings in New York, New York and at the Friedman Billings Ramsey’s 9th Annual Growth Investor Conference, June 1, 2005 in New York, New York. .